Exhibit 10.2

Indemnification Agreement

dated as of [month] [day], [year]

by and between

VectivBio Holding AG Aeschenvorstadt 36 4051 Basel Switzerland	(the Company)

and

[Name of Director / Executive] [address] [e-mail]	(the Indemnitee and together with the Company, the Parties and each a Party)

regarding the indemnification of the Indemnitee by the Company

Indemnification Agreement by and between VectivBio Holding AG and [■]
Table of Contents

1.	Definitions		3

2.	Indemnification		4

3.	Successful Defense and Partial Indemnification		5

4.	Indemnification Procedure		5

	4.1	Notification and Indemnification Request	5
	4.2	Advance of Expenses	6
	4.3	Payment to Cover Losses	6

5.	Non-Exclusivity; Insurance; Subrogation		6

6.	Remedies of the Indemnitee		7

7.	Company's Right to Participate		7

8.	Term of the Agreement		8

9.	Data Protection		8

10.	General Provisions		8

	10.1	No Right to Continued Service	8
	10.2	Notices	8
	10.3	Entire Agreement	8
	10.4	Amendments and Waivers	8
	10.5	No Assignment	9
	10.6	Severability	9
	10.7	Delivery by Electronic Transmission	9

11.	Governing Law and Jurisdiction		9

	11.1	Governing Law	9
	11.2	Jurisdiction	9
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Indemnification Agreement by and between VectivBio Holding AG and [■]
Whereas
A.    The Company is a Swiss corporation registered with the commercial register of the Canton of Basel-Stadt under the company identification number CHE-289.024.902.
B.    The Indemnitee has been elected by the general meeting of shareholders of the Company as a member of the board of directors of the Company (the Board) and / or appointed by the Board as a member of the executive committee of the Company (the Executive Committee), as the case may be. The Indemnitee in his or her capacity as a member of the Board and / or the Executive Committee may be exposed to litigation and other risks arising out of or in connection with his or her service on the Board and / or the Executive Committee.
C.    The Company desires to attract and retain highly qualified individuals to serve on the Board and the Executive Committee. Therefore, the Company intends to indemnify the members of the Board and the Executive Committee in order to provide them with as much protection as permitted by applicable laws and regulations.
D.    The articles of association of the Company that will become effective immediately prior to the completion of the initial public offering and listing of the Company's ordinary shares on The Nasdaq Global Market (the Articles) provide that the Company shall indemnify and hold harmless, to the extent permitted by law, the members of the Board and the Executive Committee as set forth therein.
E.    This Indemnification Agreement (the Agreement) shall be a supplement to and in furtherance of the indemnification provided in the Articles, any resolution of the Board in this regard and any D&O Insurance (as defined below; collectively, the Indemnification Documents). This Agreement shall not be deemed a substitute nor diminish or abrogate any rights of the Indemnitee under the Indemnification Documents.
Now, therefore, the Parties agree as follows:
1.    Definitions
Capitalized terms used in this Agreement shall have the meanings assigned to them in the body of this Agreement or hereinafter, as applicable:

Business Day	means any day, other than a Saturday or a Sunday, on which the commercial banks in Basel are open for business throughout the day.

Expense	means any and all attorneys' fees, retainers, court and administrative costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with investigating, defending, prosecuting, participating, settling, appealing, or being a witness in, a Proceeding (or preparing for any of the foregoing), in each case actually and reasonably incurred by the Indemnitee.

Loss(es)	means all losses, damages, liabilities, judgments, fines, penalties, amounts due or paid in settlement (if such settlement has been approved by the Company whereby such approval shall not be unreasonably withheld) and Expenses, in each case actually and reasonably incurred by the Indemnitee.
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Indemnification Agreement by and between VectivBio Holding AG and [■]

Proceeding
means any threatened, pending or completed action, suit, claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative or investigative, including appeals and petitions therefrom, except for one initiated by the Indemnitee to enforce his or her rights under this Agreement.

2.    Indemnification
(a)    Subject to the limitations set forth in this Agreement, the Company shall indemnify and hold harmless the Indemnitee if he or she was, is or is threatened to be made party to, or participant in, or otherwise is involved (including as a witness) in, any Proceeding, by reason of:
(i)    any actual or alleged acts, consents or omissions in connection with the execution of his or her duties, or alleged duties, as a member of the Board and / or the Executive Committee;
(ii)    the fact that he or she is or was a member of the Board and / or the Executive Committee;
(iii)    the fact that while serving as a member of the Board and / or the Executive Committee he or she is or was serving as a director, member of the executive management, employee or agent of any of the Company's subsidiaries;
(iv)    the fact that while serving as a member of the Board and / or the Executive Committee he or she is or was serving at the request of the Company as a director, member of the executive management, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;
from and against all Losses in connection with such Proceeding, in each case:
(1)    to the fullest extent permitted by the Swiss Code of Obligations (the CO), other applicable laws and regulations and the Articles, as may be amended from time to time; and
(2)    provided that the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in the best interest of the Company, and in addition, with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, (in or out of court) settlement or conviction, or upon a plea of no contest (nolo contendere) or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing applicable standard of conduct.
(b)    Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obliged to indemnify the Indemnitee in connection with any Proceeding, and the Indemnitee shall repay any Expenses advanced by the Company:
(i)    in respect of any claim, issue or matter as to which the Indemnitee shall have (A) been adjudged in a final and non-appealable judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction to have committed an intentional or grossly negligent breach of his or her duties as a member of the Board and / or the Executive Committee under applicable laws and regulations, the Articles and the Company's internal regulations and policies, and / or the Indemnitee's mandate,
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Indemnification Agreement by and between VectivBio Holding AG and [■]
service, employment or other agreement, or (B) acknowledged an intentional or grossly negligent breach of his or her duties as a member of the Board and / or the Executive Committee under applicable laws and regulations, the Articles, the Company's internal regulations or policies and / or the Indemnitee's mandate, service, employment or other agreement in a written in or out of court or tribunal acknowledgment or settlement; or
(ii)    if such indemnification were prohibited by the CO or other applicable laws and regulations
(c)    To the fullest extent permitted under the CO and other applicable laws and regulations, the Company waives, and will cause any of its subsidiaries to waive, any claims it may have against the Indemnitee for any loss, damage, costs or expenses incurred or sustained by the Company and / or any of its subsidiaries by reason of any acts, consents or omissions by the Indemnitee in connection with the execution of his or her duties as a member of the Board and / or the Executive Committee, unless any such loss, damage, costs or expenses is or are attributable to conduct (including omissions) constituting an intentional or grossly negligent breach of his or her duties as a member of the Board and / or the Executive Committee under applicable laws and regulations, the Articles, the Company's internal regulations or policies and / or the Indemnitee's mandate, service, employment or other agreement.
(d)    To the extent that the Indemnitee is, by reason of his or her capacity as a member of the Board and / or the Executive Committee, a witness or required attendee in any Proceeding, he or she shall be indemnified by the Company against all Expenses in connection therewith.
(e)    Any indemnification under this Agreement (unless ordered by a court or arbitral tribunal), other than the advance of Expenses pursuant to Section 4.2, will be made by the Company only upon a determination relating to a specific case that indemnification of the Indemnitee is proper in the circumstances because he or she has satisfied the applicable standard of conduct set forth in Section 2(a) and is not subject to the limitations set forth in Section (b).
3.    Successful Defense and Partial Indemnification
(a)    To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any Proceeding pursuant to Section 2(a), or in defense of any claim, issue or matter therein, the Company shall, subject to the limitations set forth in this Agreement, indemnify the Indemnitee against all Expenses in connection therewith.
(b)    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses in connection with the investigation, defense, settlement or appeal of a Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which Indemnitee is entitled.
4.    Indemnification Procedure
4.1    Notification and Indemnification Request
(a)    The Indemnitee shall promptly notify the Company in writing upon being served with any claim, summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification of Losses and / or advancement of Expenses covered hereunder (any such proceeding (whether notified by the Indemnitee or otherwise known to the Company), a Relevant Proceeding). The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement, unless and only to the extent that such failure actually and materially prejudices the Company.
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Indemnification Agreement by and between VectivBio Holding AG and [■]
(b)    In order to obtain indemnification of Losses and / or an advance of Expenses under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification or advance, including the person(s) making (or threatening to make) the respective Proceeding, the circumstances leading to such a Proceeding, the cause of action for the Proceeding and the possible costs associated with the Proceeding.
4.2    Advance of Expenses
(a)    Without prejudice to the entitlement of the Indemnitee to indemnification of Losses under this Agreement, the Company shall advance to the Indemnitee all Expenses in connection with (i) any Proceeding pursuant to Section 2(a), (ii) any proceeding or action reasonably brought by the Indemnitee to seek recovery under the D&O Insurance (as defined below) and (iii) any proceeding or action reasonably brought by the Indemnitee to enforce this Agreement pursuant to Section 6, in each case within 20 (twenty) Business Days after receipt by the Company of a statement pursuant to Section 4.1 from the Indemnitee requesting such advance from time to time and evidencing such Expenses, whether prior to or after the final disposition of such proceeding.
(b)    The Indemnitee shall repay any Expenses advanced by the Company if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses.
4.3    Payment to Cover Losses
Notwithstanding any right for repayment the Company may have under this Agreement and subject to the determination by the Company pursuant to Section (e), any payment to the Indemnitee to cover Losses pursuant to the indemnification entitlement according to Section 2 shall be made no later than 20 (twenty) Business Days after the Company has received the written request of the Indemnitee pursuant to Section 4.1.
5.    Non-Exclusivity; Insurance; Subrogation
(a)    The rights of indemnification of Losses and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, and shall not limit, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles, a resolution of the general meeting of shareholders of the Company or the Board, the D&O Insurance (as defined below), any other agreement or otherwise.
(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for members of the Board and / or the Executive Committee (the D&O Insurance), the Indemnitee shall be covered by such D&O Insurance in accordance with its terms to the maximum extent of the coverage available for any such members of the Board and / or the Executive Committee under such D&O Insurance.
(c)    If, at the time the Company receives notice of a Relevant Proceeding by the Indemnitee, the Company maintains a D&O Insurance and without limitation to the Company's obligations under this Agreement, the Company shall give prompt notice of such Proceeding to the insurance company providing the D&O Insurance and take all necessary or desirable actions to cause such insurance company to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms and conditions of the D&O Insurance, provided that this obligation shall not relieve the Indemnitee from any of his or her obligations under the D&O Insurance.
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Indemnification Agreement by and between VectivBio Holding AG and [■]
(d)    The Company shall indemnify the Indemnitee against all Expenses in connection with any proceeding or action reasonably brought by the Indemnitee to seek recovery under the D&O Insurance.
(e)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee is entitled to receive such payment under the D&O Insurance or has otherwise received such payment under any insurance policy, contract, agreement or otherwise.
(f)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
6.    Remedies of the Indemnitee
If the Indemnitee initiates any action, suit, claim or any other proceeding to enforce his or her rights under this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses in connection with such proceeding; provided, however, that if the competent court determines that any of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous or if the final and non-appealable judgment or decree of a court confirms the Company's decision that the Indemnitee is not entitled to recover from the Company, then the Expenses in connection with such proceeding shall be borne by the Indemnitee, and the Indemnitee shall repay to the Company any advance payments. If it shall be determined in such proceeding that the Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses in connection with such proceeding shall be appropriately prorated and the Indemnitee shall repay to the Company the respective portion of the advance payments.
7.    Company's Right to Participate
(a)    The Company shall be entitled to participate in any Relevant Proceeding at its own expense and to assume the defense of any Relevant Proceeding.
(b)    After notice from the Company to the Indemnitee of its election to assume the defense of a Relevant Proceeding, the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense of such Relevant Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his or her own counsel in such Relevant Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of the Indemnitee unless (i) the Indemnitee's counsel shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Relevant Proceeding or (ii) the Company shall not in fact have employed counsel to assume the defense of such Relevant Proceeding, in each of which cases the reasonable fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.
(c)    The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Indemnitee shall not make any admission without the Company's written consent unless the Indemnitee shall have determined to undertake his or her own defense in such matter and has waived his rights and benefits under this Agreement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold the consent to any proposed settlement.
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Indemnification Agreement by and between VectivBio Holding AG and [■]
(d)    Irrespective of which Party to this Agreement participates in a Proceeding, both the Company and the Indemnitee undertake to cooperate and to provide each other with all information reasonably necessary in order to defend any claims against the Indemnitee.
8.    Term of the Agreement
(a)    This Agreement shall enter into force on the day on which the U.S. Securities and Exchange Commission first declares effective the Company's registration statement on form F-1.
(b)    This Agreement shall be in full force and effect for so long as the Indemnitee may have any liability or potential liability by virtue of serving or having served as a member of the Board and / or the Executive Committee, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is entitled to indemnification of Losses or advance of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 6. The Indemnitee's rights under this Agreement shall continue after the Indemnitee has ceased to be a member of the Board and / or the Executive Committee.
9.    Data Protection
The Indemnitee agrees that the Company may forward to its subsidiaries and affiliated entities or any other third party (including, but not limited to, insurance companies, service providers, courts and public authorities) in Switzerland and / or abroad the Indemnitee's data for processing purposes.
10.    General Provisions
10.1    No Right to Continued Service
Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities. No provision in this Agreement shall confer upon the Indemnitee any right to continue to serve the Company in the capacity in effect at the time this Agreement was executed or shall affect the right of the Company to terminate the Indemnitee's contractual relationship with the Company in accordance with such contractual relationship and applicable law.
10.2    Notices
All notices or other communications to be given under or in connection with the Agreement shall be made in writing and in English, and shall be delivered by hand, by registered, certified or express mail (return receipt requested), courier or by electronic transmission in .pdf format or similar format to the addresses noted on the cover page or any substitute address as a Party may notify to the other in accordance with the above by not less than five Business Days' notice.
10.3    Entire Agreement
This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto other than contained in the Indemnification Documents.
10.4    Amendments and Waivers
This Agreement (including this Section 10.4) may only be modified or amended by a document signed by both Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.
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Indemnification Agreement by and between VectivBio Holding AG and [■]
10.5    No Assignment
The Parties shall not assign this Agreement or any rights or obligations hereunder to any third party without the prior written consent of the other Party, provided, however, that the Company may assign this Agreement or any of its respective rights and obligations hereunder to any of its subsidiaries or affiliated entities without the prior written consent of the Indemnitee. This Agreement shall inure to the benefit of and be binding upon the Parties, and their respective successors, heirs, executors, administrators, and permitted assigns.
10.6    Severability
Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.
10.7    Delivery by Electronic Transmission
This Agreement and any other document relating to this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic signature or e-signature (irrespective of whether the relevant electronic signature or e-signature has been issued by a provider recognized or accredited under applicable law or not) or other electronic transmission (e.g., email delivery in .pdf format or similar format), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
11.    Governing Law and Jurisdiction
11.1    Governing Law
This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, whether arising in contract, tort or otherwise, shall be governed by and construed in accordance with the substantive laws of Switzerland without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Switzerland.
11.2    Jurisdiction
The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to the Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Basel-Stadt, Switzerland.
[Signatures on next page]
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Indemnification Agreement by and between VectivBio Holding AG and [■]
Executed as of the date written on the cover page to this Agreement.

VectivBio Holding AG

Name:	Name:
Function:	Function:

The Indemnitee

Name:
Function:
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